FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of November 5, 2009 by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund and BNY have entered into a Master Custody Agreement (the “Custody Agreement”);

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each of its current series listed on Schedule I hereto (the “Series”), as may be amended from time to time, subject to this Agreement;

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3. “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6. “Specified Country” shall mean each country listed on Schedule II attached hereto (as amended from time to time) and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s assets would exercise.

3. BNY shall provide to the Board and the Fund’s investment adviser at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements (but in no event less frequently than quarterly) written reports notifying the Board and the Fund’s investment adviser of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and shall notify the Board and the Fund’s investment adviser promptly of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund and the Fund’s investment adviser, as soon as reasonably practicable, whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of clause (d) of the preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices (but not the custody and settlement practices of any Eligible Foreign Custodian whose custody and settlement practices are not such prevailing practices); (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and, to the Fund’s knowledge, no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and, to BNY’s knowledge, no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System; and (d) BNY is a U.S. Bank as defined in paragraph (a)(7) of the Rule.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable under this Agreement for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business arising in connection with this Agreement.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it in care of Virtus Investment Partners at 100 Pearl Street, Hartford, Connecticut 06103, attention: Legal Counsel, or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

9. A copy of the Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Declaration of Trust of each Fund that is a Delaware statutory trust is on file with the Secretary of the State of Delaware. Notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees or shareholders of the Fund individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstance be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with, or having any claim against, a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I

By:	/s/ W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Peter D. Holland
Title:	Managing Director

ANNEX I

Fund Names

Virtus Equity Trust

Virtus Insight Trust

Virtus Institutional Trust

Virtus Opportunities Trust

SCHEDULE I

Series Name	Tax Identification
Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund	04-3384956

Virtus Opportunities Trust

Virtus Foreign Opportunities Fund	33-1070585

Virtus Global Infrastructure Fund	51-0529376

Virtus Global Opportunities Fund	13-6066130

Virtus Global Real Estate Securities Fund	38-3795774

Virtus Greater Asia ex Japan Opportunities Fund	38-3795776

Virtus Greater European Opportunities Fund	38-3795775

Virtus International Real Estate Securities Fund	56-2670681

SCHEDULE II

Specified Countries

Country/Market	Subcustodian(s)
Argentina	Citibank N.A.
Australia	National Australia Bank Limited
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited
Bangladesh	Standard Chartered Bank
Belgium	ING Belgium, SA/NV
Benin	Société Générale de Banques en Côte d’Ivoire
Bermuda	Bank of Bermuda Limited
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank N.A.
Bulgaria	ING Bank N.V.
Burkina Faso	Société Générale de Banques en Côte d’Ivoire
Canada	CIBC Mellon Trust Company
Cayman Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Banco de Chile
China	HSBC Bank (China) Company Limited
Colombia	Cititrust Colombia S.A.
Costa Rica	Banco BCT
Croatia	Privredna Banka Zagreb d.d.
Cyprus	EFG Eurobank Ergasias S.A.
Czech Republic	ING Bank N.V.
Denmark	Danske Bank
Ecuador	Banco de la Produccion S.A.
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Euromarket	Clearstream Banking Luxembourg S.A.
Euromarket	Euroclear Bank
Finland	SEB Helsinki
France	BNP Paribas Securities Services
France	CACEIS Bank
Germany	BHF Asset Servicing GmbH
Ghana	Barclays Bank of Ghana Ltd.
Greece	EFG Eurobank Ergasias S.A.
Guinea Bissau	Société Générale de Banques en Côte d’Ivoire
Hong Kong	HSBC Ltd.
Hungary	ING Bank N.V.
Iceland	New Landsbanki Islands

Country/Market	Subcustodian(s)
India	Deutsche Bank AG
Indonesia	HSBC Ltd.
Ireland	The Bank of New York Mellon
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A
Ivory Coast	Société Générale de Banques en Côte d’Ivoire
Japan	Mizuho Corporate Bank Ltd. (MHCB)
Japan	The Bank of Tokyo – Mitsubishi UFJ Ltd.
Jordan	HSBC Bank Middle East Ltd.
Kazakhstan	HSBC Kazakhstan
Kenya	Barclays Bank of Kenya Ltd.
Kuwait	HSBC Bank Middle East Ltd.
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Ltd.
Lithuania	SEB Bankas
Luxembourg	Banque et Caisse d’Epargne de l’Etat (BCEEL)
Malaysia	HSBC Bank Malaysia Berhad
Mali	Société Générale de Banques en Côte d’Ivoire
Malta	HSBC Bank Malta plc
Mauritius	HSBC Ltd.
Mexico	Banco Nacional de Mexico (BANAMEX)
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	National Australia Bank
Niger	Société Générale de Banques en Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc
Norway	DnB NOR Bank ASA
Oman	HSBC Bank Middle East Ltd.
Pakistan	Deutsche Bank AG
Palestinian Autonomous Area	HSBC Bank Middle East Ltd.
Peru	Citibank del Perú S.A.
Philippines	HSBC Ltd.
Poland	ING Bank Slaski
Portugal	Banco Comercial Portugues
Qatar	HSBC Bank Middle East Ltd.
Romania	ING Bank N.V.
Russia	ING Bank (Eurasia)
Saudi Arabia	SABB Securities Limited
Senegal	Société Générale de Banques en Côte d’Ivoire
Serbia	UniCredit Bank Austria AG
Singapore	DBS Bank Ltd.

Country/Market	Subcustodian(s)
Singapore	United Overseas Bank Ltd.
Slovak Republic	ING Bank N.V.
Slovenia	UniCredit Banka Slovenia d.d.
South Africa	Standard Bank of South Africa
South Korea	HSBC Ltd.
Spain	Banco Bilbao Vizcaya Argentaria S.A. (BBVA)
Spain	Santander Investment S.A.
Sri Lanka	HSBC Ltd.
Swaziland	Standard Bank Swaziland Ltd
Sweden	Skandinaviska Enskilda Banken
Switzerland	Credit Suisse
Taiwan	Standard Chartered Bank (Taiwan) Ltd. / HSBC
Thailand	Bangkok Bank Public Company Ltd.
Thailand	HSBC Ltd
Togo	Société Générale de Banques en Côte d’Ivoire
Trinidad & Tobago	Republic Bank Ltd.
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Deutsche Bank AS
Ukraine	ING Bank Ukraine
United Arab Emirates	HSBC Bank Middle East Ltd.
United Kingdom	Deutsche Bank AG
United Kingdom	The Bank of New York Mellon
United States	The Bank of New York Mellon
Uruguay	Banco Itaú Uruguay S.A.
Venezuela	Citibank N.A.
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Barclays Bank of Zambia Ltd
Zimbabwe	Barclays Bank of Zimbabwe Ltd